Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Medical Properties Trust, Inc. of our report dated March 1, 2019 relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in Medical Properties Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018.

Birmingham, Alabama

August 26, 2019